UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     September 23, 2011

PROBE MANUFACTUIRNG, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-125678	20-2675800
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

25242 Arctic Ocean Drive, Lake Forest, CA		92630
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     (949) 206-6868

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Also, on September 23, 2011, we amended and restated our Code of Business Conduct and Ethics, which was originally adopted in 2006 (the “Code”), to update and amend certain provisions for related party and commercial relationships for our suppliers as the previous code of business conduct and ethics did not allow for the Company to take advantage of certain relationships to pursue products from related parties when the terms were commercially advantageous to the Company.  Additionally, our board of directors has approved the business relationships our Chief Executive Officer’s company has with us as a supplier of parts and the company’s dealings with current and former customers of our Company.

The material terms of the Code are qualified in their entirety by reference to the agreement, which is filed as Exhibit 14.1, hereto.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

14.1 Amended and Restated Code of Business Conduct and Ethics, adopted September 23, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Probe Manufacturing, Inc.
(Registrant)

Date	September 29, 2011

/s/ Kambiz Mahdi
(Signature)
Print Name: Kambiz Mahdi
Title: Chief Executive Officer

Exhibit Index

 Exhibit No.

Description

___________

__________________________________________________________

14.1

Amended and Restated Code of Business Conduct and Ethics, adopted September 23, 2011